UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 15, 2012

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 15, 2012, following approval by the stockholders of Theravance, Inc. (the “Company”) of the proposed private placement of 10,000,0000 shares of Company common stock to Glaxo Group Limited (the “Investor”) and the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Company and the Investor each acknowledged to the other that their respective closing conditions set forth in Sections 5 and 6 of the Common Stock Purchase Agreement dated April 2, 2012 between the Company and the Investor and, solely with respect to certain enumerated sections therein, GlaxoSmithKline LLC (the “Common Stock Purchase Agreement”), had been satisfied.  Pursuant to the terms of the Common Stock Purchase Agreement, the Company expects the closing of its sale of 10,000,000 unregistered shares of its common stock to the Investor at a price of $21.2887 per share in a private transaction will occur on May 16, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 16, 2012	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

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